UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2015

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, David Maki submitted his resignation as a member of the board of directors (the “Board”) of Pulmatrix, Inc. (the “Company”), which resignation became effective on December 8, 2015 (the “Effective Date”). Mr. Maki’s resignation was not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or any other matter.

On the Effective Date, the Board appointed Mark Iwicki as the Chairman of the Board and as a Class III director, effective as of the Effective Date, to serve for a term expiring at the next annual meeting of the Company’s stockholders at which the term of the Class III directors expires or until his successor is duly elected and qualified, or his earlier death, resignation or removal. In addition, Mr. Iwicki was appointed to serve as a member of the audit committee and the compensation committee of the Board.

Mr. Iwicki, age 49, serves as Chairman of the board of directors and Chief Executive Officer of Kala Pharmaceuticals. Prior to joining Kala, he was President and Chief Executive Officer of Civitas Therapeutics, Inc., which was acquired by Acorda Therapeutics, Inc. in October 2014. Prior to joining Civitas, he served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion Pharmaceuticals Inc. (formerly Sepracor Inc.), or Sunovion. Mr. Iwicki was at Sepracor/Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was at Novartis Pharmaceuticals Corporation from March 1998 to October 2007, where he was Vice President and Business Unit Head. Before that, he held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our board of directors, Mr. Iwicki is currently a director at Kala Pharmaceuticals, Merus, Aimmune Therapeutics, Nimbus Therapeutics, Taris Biomedical and Oxeia Biopharmaceuticals. He previously served on the boards of Civitas, Sunovion and Blend, all privately held companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. Mr. Iwicki brings to the Board over 25 years of experience as a biopharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas.

In connection with his appointment as Chairman of the Board, Mr. Iwicki was granted a stock option on the Effective Date to purchase 73,481 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with (i) an exercise price equal to the fair market value of a share of Common Stock on the date of grant, (ii) a term of ten years and (iii) one-fourth of the stock option vesting on the first anniversary of the date of grant and an additional 2.083% vesting on the last day of each of the thirty-six months that follow the first anniversary of the date of grant, provided that Mr. Iwicki is providing services to the Company as Chairman through the applicable vesting dates (collectively, the “Iwicki Option Grant”). The Iwicki Option Grant is subject to the terms and conditions of the Pulmatrix, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan and the Company’s standard form of stock option agreement.

Item 8.01	Other Events.

On December 8, 2015, the Company issued a press release announcing the appointment of Mr. Iwicki to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: December 9, 2015	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer